Exhibit 3.138

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO
A LIMITED LIABILITY COMPANY
PURSUANT TO SECTION
266 OF THE DELAWARE GENERAL
CORPORATION LAW.

1.                                       The name of the corporation immediately prior to filing this Certificate is W.A. Publications, Inc.

2.                                       The date the Certificate of Incorporation was filed on is May 15, 2001.

3.                                       The original name of the corporation as set forth in the Certificate of Incorporation is W.A. Publications, Inc.

4.                                       The name of the limited liability company as set forth in the Certificate of Formation is W.A. Publications, LLC.

5.                                       The conversion has been approved in accordance with the provisions of Section 266.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion of W.A. Publications, LLC this 4th day of June 2001.

BY:	/s/ Clifford H. R. DuPree
NAME:	Clifford H. R. DuPree
Authorized Officer